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ROCKY SHOES & BOOTS, INC. ANNOUNCES RESIGNATION OF
WILLIAM S. MOORE, SENIOR VICE PRESIDENT OF SALES AND MARKETING

NELSONVILLE, Ohio (Dec. 22, 1998) -- Rocky Shoes & Boots, Inc. (Nasdaq: RCKY) today announced that William S. Moore, Senior Vice President of Sales and Marketing, has resigned from the Company. His duties will be taken over by Mike Brooks, President and Chief Executive Officer of Rocky, until a replacement is named.

Rocky Shoes & Boots, Inc. designs, develops, manufactures and markets premium quality rugged outdoor, occupational, and handsewn casual footwear. The Company's footwear is marketed through several distribution channels, primarily under the registered trademark, ROCKY(R).